Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Bristol-Myers Squibb Debenture-Backed Series 2002-18
*CUSIP:    21988G346       Class     A-1
           21988GCB0       Class     A-2A
           21988GCC8       Class     A-2B

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 1, 2004.

INTEREST ACCOUNT
----------------


Balance as of  February 1, 2004.....                                      $0.00
         Scheduled Income received on securities.....               $865,562.50
         Unscheduled Income received on securities.....                   $0.00

LESS:
         Distribution to Class A-1 Holders.....                    -$786,875.00
         Distribution to Class A-2A Holders.....                    -$78,687.50
         Distribution to Class A-2B Holders.....                         -$0.00
         Distribution to Depositor.....                                  -$0.00
         Distribution to Trustee.....                                    -$0.00
Balance as of   August 1, 2004.....                                       $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of  February 1, 2004.....                                      $0.00
         Scheduled principal payment received on securities.....          $0.00

LESS:
       Distribution to Holders.....                                      -$0.00
Balance as of   August 1, 2004.....                                       $0.00


                UNDERLYING SECURITIES HELD AS OF August 1, 2004

       Principal
         Amount                             Title of Security
       ---------                           -----------------
      $25,180,000       Bristol-Myers Squibb Company 6.875% Debentures due
                        August 1, 2097
                        *CUSIP:    110122AC2

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.

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